Exhibit 10.8

OFFICE LEASE AGREEMENT

By and Between

JER/HERRING ORCHARD, LLC
("Landlord")

and

PRIMUS THERAPEUTICS
("Tenant")

* * * * * *

23 Orchard Road
Skillman, New Jersey 08558

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the "Lease") is made as of the 16th day of August, 2010 2008 (the "Effective Date"), by and between JER/HERRING ORCHARD, LLC, a Delaware limited liability company ("Landlord"), and PRIMUS THERAPEUTICS, a Delaware corporation ("Tenant"), who agree as follows:

1. BASIC LEASE TERMS. The following terms shall have the following meanings in this Lease:

a.	Premises:	Approximately 3,834 rentable square feet of office space comprising a portion of the first (1st ) floor of the Building and known as Suite (described in Section 1b, below), as outlined on the floor plan attached hereto as Exhibit A.

b.	Building:	The building located at 23 Orchard Road, Skillman, New Jersey

c.	Anticipated Commencement Date:	August 16, 2010

	Term:	Approximately twenty-six (26) months to expire on October 31, 2012

d.	Annual Base Rent*:	$72,846.00

[*subject to adjustments provided for in this Lease]

e.	Base Year:	Calendar year 2010

f.	Tenant Electrical Charge	$1.75 per rentable square foot
$6,709.50 per annum
$559.13 per month

g.	Tenant's Pro Rata Share of	1.63%*
Increases in Operating Expenses:

	Tenant's Pro Rata Share of	1.63%*
Increases in Real Estate Taxes:

[*subject to adjustments provided for in this Lease]

h.	Address for Notices:

	To Landlord:	JER/Herring Orchard, LLC
23 Orchard Road
Skillman, New Jersey 08558
Attention: James Herring

	with a copy to:	The Holmberg Law Offices, P.C.
4118 Leonard Drive, Suite 200
Fairfax, Virginia 22030
Attention: Eric B. Holmberg, Esquire
To Tenant:

i.	Security Deposit:	$19,999.88

2. PREMISES.

a. Premises. In consideration of Tenant's agreement to pay the Annual Base Rent (hereinafter defined) and Additional Rent (hereinafter defined) and subject to the covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires and leases from Landlord, upon the terms and conditions set forth herein, those certain premises described in Section 1a hereof (the "Premises"). The Premises are located in the office building (the "Building") described in Section 1b hereof. The lease of the Premises to Tenant includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building but includes no other rights not specifically set forth herein. Throughout the Term, Tenant shall have access to the Premises, twenty-four (24) hours per day, seven (7) days per week, every week of the year. Tenant shall also have the right to utilize the conference room noted on Exhibit A on a twice monthly basis upon advance notice to Landlord, subject to availability.

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b. Improvements. Landlord shall deliver the Premises to Tenant in its "as-is" condition without (1) any obligation on Landlord's part to undertake any improvements or alterations therein; or (2) any representations or warranties regarding the condition thereof. Notwithstanding the foregoing, Landlord may, in Landlord’s sole discretion, demise the Premises to segregate the Premises from other space on the first (1st) floor of the Building upon notice to Tenant, in which event Tenant shall relocate any cabling, wiring and computer equipment to the Premises. Tenant shall be entitled to utilize the existing furniture within the Premises during the Term hereof.

c. Acceptance. The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises is in good condition, that Landlord has provided or constructed all improvements to be provided or constructed by Landlord in the Premises in accordance with this Lease and that all materials and labor provided by Landlord are satisfactory. Tenant acknowledges and agrees that Landlord shall not be required to demise the Premises as a condition to Tenant’s occupancy of the Premises under this Lease.

3. TERM AND COMMENCEMENT OF TERM.

a. Term. This Lease shall be in full force and effect from and after the Effective Date. The term of this Lease (the "Term") shall commence on the Commencement Date (hereinafter defined) and shall expire on the last day of the twenty-sixth (26th) full calendar month of the Term (the "Lease Expiration Date"), unless such term is otherwise extended or terminated in accordance with the terms hereof; provided, however, if the Commencement Date occurs on any day other than the first day of a calendar month, the first Lease Year (hereinafter defined) of the Term shall include the partial calendar month in which the Commencement Date occurs plus twelve (12) full calendar months. As used herein, the term "Commencement Date" shall mean the date on which Landlord delivers possession of the Premises to Tenant, and Tenant shall be required to obtain any certificates, license or permits in connection with their occupancy of the Premises. As used herein, the term "Lease Year" means (a) each twelve (12)-month period commencing on the Commencement Date, and (b) each successive period of twelve (12) calendar months thereafter during the Term. Reference is made to the form of Declaration of Commencement Date (the "Declaration") attached hereto as Exhibit C. Upon determination of the Commencement Date, Landlord and Tenant shall execute the Declaration, confirming the Commencement Date, the Term and the actual number of rentable square feet in the Premises.

b. Delays. In the event that Landlord's delivery of the Premises to Tenant is delayed for any reason, this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay.

4. RENT. Beginning on the Commencement Date, Tenant covenants and agrees to pay as Rent for the Premises the following amounts set forth in this Section 4 and as otherwise provided in this Lease. "Additional Rent" shall mean such costs, expenses, charges and other payments to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease), whether or not the same be designated as such. "Rent" or "rent" shall mean all Annual Base Rent and Additional Rent due hereunder.

a. Annual Base Rent.

(i) During each year of the Term, Tenant shall pay annual base rent to Landlord for the Premises in the amount of Seventy-Two Thousand Eight Hundred Forty-Six and 00/100 Dollars ($72,846.00) (the "Annual Base Rent") payable in equal monthly installments of Six Thousand Seventy and 50/100 Dollars ($6,070.50)(the "Monthly Base Rent"), in advance. Notwithstanding the foregoing, Landlord agrees to forgive and abate the payment of Monthly Base Rent for the first one and one-half (1.5) calendar months of the Term.

(ii) In addition to the payment of Annual Base Rent, Tenant shall be responsible for the payment of Tenant's Pro Rata Share of increases in Operating Expenses (hereinafter defined) and Tenant's Pro Rata Share of increases in Real Estate Taxes (hereinafter defined) pursuant to Section 4b hereof, and the Electricity Charge (hereinafter defined) pursuant to Section 4c hereof.

(iii) All installments of Monthly Base Rent shall be payable in advance, with the first monthly installment due and payable upon execution of this Lease. If the Commencement Date shall be a day other than the first day of a calendar month, (A) the Annual Base Rent for the first Lease Year shall be an amount equal to the sum of (x) the amount of Monthly Base Rent for the partial month in which the Commencement Date occurs, plus (y) the amount of the Annual Base Rent set forth in Section 1d, above, and (B) Monthly Base Rent for such partial month shall be the prorated amount of the Monthly Base Rent payable hereunder during the first Lease Year, which proration shall be based upon the actual number of days of such partial month. The prorated Monthly Base Rent for such partial month shall be payable on the first day of the calendar month after the month in which the Commencement Date occurs.

b. Additional Rent for Operating Expenses and Real Estate Taxes.

(i) If in any calendar year during the Term after the Base Year (hereinafter defined) the amount of Operating Expenses (hereinafter defined) exceeds the amount of Operating Expenses in the Base Year, then Tenant shall pay, as Additional Rent to Landlord, an amount which is the product of (A) the amount of such increase in Operating Expenses, multiplied by (B) Tenant's Pro Rata Share of increases in Operating Expenses set forth in Section 1g hereof. If, in any calendar year during the Term the amount of Real Estate Taxes exceeds the amount of Real Estate Taxes in the Base Year, then Tenant shall pay, as Additional Rent to Landlord, an amount which is the product of (1) the amount of such increase in Real Estate Taxes, multiplied by (2) Tenant's Pro Rata Share of Increases in Real Estate Taxes set forth in Section 1g hereof. If the size of the Premises shall be increased or decreased, or represents a greater or lesser pro rata share of the total number of rentable square feet of the office space in the Building, Tenant's Pro Rata Share of increases in Operating Expenses and Pro Rata Share of increases in Real Estate Taxes shall be adjusted accordingly. Tenant's Pro Rata Share of increases in Operating Expenses and Tenant's Pro Rata Share of increases in Real Estate Taxes for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share of increases in Operating Expenses and Tenant's Pro Rata Share of increases in Real Estate Taxes for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty-five (365). As used herein, the term "Base Year" means calendar year 2010.

23 Orchard Lease; Primus Therapeutics	2	The Holmberg Law Offices, P.C.

(ii) "Operating Expenses" shall mean any and all expenses, costs and disbursements (but not specific costs billed to and paid by specific tenants) of every kind and nature incurred by Landlord in connection with the ownership, management, operation, maintenance, servicing and repair of the Building and appurtenances thereto, including without limitation the Parking Lot (hereinafter defined) and the common areas thereof, and the land underlying the Building (the "Land"), including but not limited to employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; the costs, including reasonable attorneys' fees, of appealing assessments of Real Estate Taxes; telephone service; painting of common areas of the Building; exterminating service; detection and security services; concierge services; sewer rents and charges; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of obtaining and providing electricity to the common areas of the Building; and water and other public utilities to all areas of the Building; trash removal; janitorial and cleaning supplies; and janitorial and cleaning services; window cleaning; service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Land and the Building; business license fees and taxes, including those based on Landlord's rental income from the Building; sales and use taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Land and the Building; legal fees; accounting fees relating to the determination of Operating Expenses and the tenants' share thereof and the preparation of statements required by tenant's leases; management fees, whether or not paid to any person having an interest in or under common ownership with Landlord; purchase and installation of indoor plants in the common areas; and landscaping maintenance and the purchase and replacement of landscaping services, plants and shrubbery. If Landlord makes an expenditure for a capital improvement to the Land or the Building by installing energy conservation or labor-saving devices to reduce Operating Expenses, or to comply with any law, ordinance or regulation pertaining to the Land or the Building (each, a “Permitted Capital Expenditure”), and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate of twelve percent (12%) per annum, shall be treated as an Operating Expense. In the event that any costs with respect to the operation and management of more than one building constituting a portion of the project of which the Building is or may hereafter become a part are allocated among the Building and any other building(s) of the project, as determined by Landlord, the costs so allocated to the Building shall be included in the calculation of Operating Expenses. “Operating Expenses” shall not include any of the following categories of expense: (A) principal, interest, points, premiums, fees or other costs or expenses associated with any mortgage financing or refinancing or any other debt costs of Landlord; (B) rental or other payments under any ground or underlying lease or leases; (C) costs associated with original construction of the Building or the common areas; (D) costs incurred in developing and leasing the Building, including without limitation architectural fees, engineering fees, space planning fees, broker’s commissions, advertising, promotional or marketing costs and attorneys and other professional fees; and (E) capital improvements other than Permitted Capital Expenditures.

(iii) "Real Estate Taxes" shall mean all taxes, assessments and governmental charges (including without limitation all real estate taxes, gross revenue and receipts taxes and any other charges in the nature of a tax on the Building (and/or the operation thereof) and/or the Land) whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Building or the Land or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation whether or not directly paid by Landlord, excluding, however, federal and state income taxes payable by Landlord on its net income or net profit from the operation of the Building, inheritance, estate, succession, transfer, gift, franchise or corporation tax. If any Real Estate Taxes are payable in installments, Tenant shall only be responsible for those installments that are due and payable during the Term of this Lease. It is agreed that Tenant will be responsible for all taxes on its personal property and on the value of the Tenant Improvements. Landlord shall have the right to pay any special assessment by installments, and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment.

(iv) If at any time during the Base Year, or during any subsequent calendar year ("Subsequent Year"), less than ninety-five percent (95%) of the total rentable square feet of space in the Building is occupied by tenants, the amount of Operating Expenses for the Base Year, or for any such Subsequent Year, as the case may be, shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the Building during the Base Year or any such Subsequent Year was ninety-five percent (95%). If at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") who, in accordance with the terms of its lease, provides its own cleaning and janitorial services or other services or is not otherwise required to pay a share of Operating Expenses in accordance with the methodology set forth in this Section 4.b, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in "operating expenses" as defined in the Special Tenant's lease.

23 Orchard Lease; Primus Therapeutics	3	The Holmberg Law Offices, P.C.

(v) During the first calendar quarter of each calendar year during the Term (or as soon thereafter as is reasonably practicable) beginning with calendar year 2011, Landlord shall use reasonable efforts to furnish to Tenant a statement of Landlord's estimate of the Operating Cost Pass-Throughs (hereinafter defined) and Real Estate Tax Pass-Throughs (hereinafter defined). "Operating Cost Pass-Throughs" shall be an amount equal to the difference between Operating Expenses incurred during any Subsequent Year during the Term, and Operating Expenses incurred in the Base Year. "Real Estate Tax Pass-Throughs" shall be an amount equal to the difference between Real Estate Taxes incurred during any Subsequent Year during the Term, and Real Estate Taxes incurred in the Base Year. Such statement shall show the amount of Operating Cost Pass-Throughs, if any, and the amount of Real Estate Tax Pass-Throughs, if any, payable by Tenant for such Subsequent Year pursuant to this Section 4b on the basis of Landlord's estimate. Commencing on the first day of the month following Landlord's notification of the estimates of Operating Cost Pass-Throughs and Real Estate Tax Pass-Throughs, and continuing on each monthly rent payment date thereafter until further adjustment pursuant to this Section 4.b(vi), Tenant shall pay to Landlord one-twelfth (1/12) of the amount of said estimated Operating Cost Pass-Throughs and estimated Real Estate Tax Pass-Throughs. Within one hundred twenty (120) days after the expiration of each calendar year during the Term, Landlord shall use commercially reasonable efforts to furnish to Tenant a statement (the "Expense Statement") showing the actual Operating Expenses and Real Estate Taxes for such calendar year. The Expense Statement shall be conclusive and binding on Tenant, unless objected to in writing by Tenant within ninety (90) days following Tenant's receipt thereof. In case of an underpayment, Tenant shall, within thirty (30) days after the receipt of such statement, pay to Landlord an amount equal to such underpayment. In case of an overpayment, Landlord shall credit the next monthly rental payment by Tenant with an amount equal to such overpayment. Additionally, if this Lease shall have expired, Landlord shall apply such excess against any sums due from Tenant to Landlord and shall refund any remainder to Tenant within one hundred and twenty (120) days after the expiration of the Term.

(vi) All monies received from Tenant as Operating Cost Pass-Throughs shall be received by Landlord to pay Operating Expenses of the Building. All monies received from Tenant as Real Estate Tax Pass-Throughs shall be received by Landlord to pay Real Estate Taxes. Notwithstanding the foregoing, Landlord shall have the right to commingle Operating Cost Pass-Throughs and Real Estate Tax Pass-Throughs with other funds collected by Landlord. Subject to Landlord's obligation to furnish the Expense Statement to Tenant, Landlord shall not be accountable to Tenant or to any third party for the application of such funds.

(vii) Tenant's obligation to pay Operating Cost Pass-Throughs and Real Estate Tax Pass-Throughs pursuant to the provisions of this Section 4b shall survive the expiration or other termination of this Lease with respect to any period during the Term hereof and with respect to any holdover period of occupancy following the expiration of the Term. As used herein, the term “Tenant’s Pass-Through Costs” shall mean collectively the Operating Cost Pass-Throughs, Real Estate Tax Pass-Throughs and Electricity Charge.

c. Additional Rent for Electricity.

(i) In addition to its obligation to pay Annual Base Rent and Additional Rent for increases in Operating Expenses and Real Estate Taxes pursuant to Sections 4a and 4b, above, Tenant shall pay to Landlord, during each Lease Year, a charge for the provision by Landlord of electricity to the Premises (the “Electricity Charge”) in the amount set forth in Section 1f of this Lease. The Electricity Charge shall be payable in equal monthly installments, in advance, beginning on the Commencement Date. The Electricity Charge shall be subject to increase as the result of a survey commissioned by Landlord in accordance with the terms set forth immediately below.

(ii) Tenant agrees that, at Landlord's election, in the event Landlord reasonably believes that Tenant’s electrical usage exceeds the Electricity Charge, an independent electrical engineering consultant (the "Electrical Consultant") selected by Landlord, but to be paid by Tenant, shall undertake a survey of the electric power demand of the electric lighting fixtures and Tenant's electric equipment in the Premises to determine the average monthly electric consumption thereof. After the Electrical Consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, the amount determined by the Electrical Consultant as owing by Tenant between the Commencement Date and the end of the calendar month in which the Electrical Consultant has submitted its report for electrical usage in the Premises (i.e., the amount of Tenant's consumption less the Electricity Charges paid by Tenant to date) and the costs of such survey. Thereafter, on the first day of every month, in advance, without demand or notice from Landlord, the Electricity Charge shall be increased to the level of consumption as determined by the Electrical Consultant and set forth in its report. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the Term commences or ends on any other than the first or last day of the month.

23 Orchard Lease; Primus Therapeutics	4	The Holmberg Law Offices, P.C.

(iii) In the event that Tenant disputes the determination made by the Electrical Consultant, then Tenant shall be free to, at Tenant's sole cost and expense, employ the services of a qualified independent electrical engineering consultant, reasonably acceptable to Landlord, who shall conduct a survey of Tenant's electric lighting fixtures and electric equipment to determine the average monthly electric consumption utilized by Tenant. If Landlord's consultant and Tenant's consultant cannot agree on Tenant's average monthly electric consumption or, in such case, cannot agree on an independent third electrical engineering consultant acceptable to both whose decision shall be final and binding, either party may request the American Arbitration Association in New Jersey, at a mutually-agreeable location determined by the parties, to appoint such independent third electrical engineering consultant whose decision shall be final and binding upon the parties. The parties shall share equally in the cost of any such third consultant. Pending resolution of the issue, Tenant shall pay to Landlord the charge established by the Electrical Consultant, subject to adjustment upon final determination of this issue.

(iv) In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of electrical service to the Building, or the imposition of any tax with respect to such service or an increase in any such tax following the Commencement Date, the Additional Rent payable hereunder shall be adjusted to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of the surveyed usage of the Premises as if a meter exclusively measuring such usage to the Premises was in place.

(v) Tenant covenants that it shall notify Landlord immediately upon the introduction of any office equipment or lighting materially different from that in the Premises as of the date on which the Electrical Consultant undertakes its electrical survey or in addition to the aforesaid equipment or lighting in the Premises. The introduction of any additional or materially different equipment or lighting shall be cause for, at Landlord's election, a resurveying of the Premises at Tenant's expense. Landlord reserves the right to inspect the Premises upon reasonable prior notice to Tenant to insure compliance with this provision.

(vi) Landlord shall not be liable in any way to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Section nor for any interruption in the supply of electrical energy, and Tenant agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies.

(vii) Landlord, at Tenant's sole expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises.

(viii) If Landlord reasonably believes that Tenant is consuming electricity in the Premises costing more than the Electricity Charge, Landlord shall have the right, at Tenant's sole cost and expense, to install a check meter to measure the electric power being consumed by Tenant within the Premises. If the reading of the check meter indicates that Tenant is consuming electricity costing more than the Electricity Charge, Tenant shall begin paying to Landlord the cost of the amount of electricity being consumed, as determined by said meter, calculated at the rate structure then existing of the utility company supplying electrical energy to the Building for Tenant's consumption, as so measured. Said payment shall be due, as Additional Rent, with the next installment of Monthly Base Rent thereafter becoming due and owing. In the event that Landlord installs a check meter and Tenant begins paying for its actual electricity consumption pursuant to this Section 4.c(viii), then so long as Tenant is paying for its actual electricity consumption, Tenant shall not be obligated to pay the Electricity Charge.

(ix) In the event the public utility company that furnishes electric energy to Landlord for redistribution to Tenant declines to continue furnishing electric energy for that purpose, Landlord reserves the right to discontinue distributing electric service to Tenant at any time upon reasonable notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect after the effective date of such termination, but Tenant shall not be obligated to pay Landlord for said electric service. If Landlord so discontinues distributing electric service, Tenant shall arrange to obtain electric energy directly from the public utility furnishing electric energy to the Building. Tenant may obtain such electric energy by means of the then-existing Building system feeders, risers and wiring to the extent the same are available, suitable and safe for such purposes. All meters and additional panels, boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy from the public utility company shall be installed and maintained by Landlord at its sole expense. If Tenant is unable to obtain electric service directly from the appropriate public utility or through Landlord, after diligent efforts, Tenant may cancel this Lease.

d. Payment of Rent. All rent shall be paid in lawful money of the United States of America without deduction, diminution, set-off, counterclaim or prior notice or demand, at the office of Landlord as provided in Section 1h hereof or at such other place as Landlord may hereafter designate in writing, on the first day of every calendar month during the Term. All such payments shall be made by good checks payable to Landlord or such other person, firm or corporation as Landlord may hereafter designate in writing. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Monthly Base Rent or Additional Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Landlord may accept, but is not obligated to accept, such part payment without prejudice to Landlord's right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law. If Landlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Landlord's rights hereunder. Any Rent owed by Tenant to Landlord, including without limitation Annual Base Rent, Additional Rent, Tenant's Pass-Through Costs and Late Charges, which is not paid within five (5) days after the date such payment is due shall bear interest from the due date at a rate equal to the prime rate on corporate loans quoted in the Wall Street Journal (the "Prime Rate") plus four percent (4%). In addition, if any amount of Rent required to be paid by Tenant to Landlord under the terms of this Lease is not paid within five (5) days after the date such payment is due, then in addition to paying the amount of Rent then due, Tenant shall pay to Landlord a late charge (the "Late Charge") equal to five percent (5%) of the amount of Rent then required to be paid. Payment of such Late Charge will not excuse the untimely payment of Rent. In the event Tenant makes any payment of Rent by check and said check is returned by the bank unpaid, Tenant shall pay to Landlord the sum of One Hundred Dollars ($100.00) to cover the costs and expenses of processing the returned check, in addition to the Rent payment and any other charges provided for herein. Any interest, Late Charge and other amounts charged hereunder shall constitute Additional Rent.

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e. Separate Metering of Utilities and Rent Reduction. Landlord may elect to discontinue the distribution or furnishing of electricity and/or water to the Premises if such services may feasibly be furnished directly to Tenant by the utility company supplying same. In the event of any such election by Landlord: (i) Landlord agrees to give Tenant reasonable advance notice of such discontinuance; (ii) Landlord agrees to permit Tenant to receive electricity and/or water directly from the utilities supplying such service to the Building and to permit the existing feeders, risers, wiring, pipes and other facilities serving the Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable of carrying Tenant's requirements; and (iii) Tenant agrees to pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant's meters. This Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease.

5. SECURITY DEPOSIT.

a. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord a security deposit in the amount set forth in Section 1i hereof (the "Security Deposit") to be held by Landlord during the Term as collateral security (and not prepaid rent), for the payment of Monthly Base Rent and Additional Rent and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. Landlord shall not be obligated to hold the Security Deposit in a separate account. The Security Deposit shall not earn interest. If any sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes any payments on behalf of Tenant, or if Tenant fails to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may apply all or part of the Security Deposit to compensate Landlord for the payment of Monthly Base Rent or Additional Rent, or any loss or damage sustained by Landlord. Tenant shall restore the Security Deposit to the original sum deposited upon demand. Provided that Tenant shall have made all payments and performed all covenants and agreements of this Lease, the Security Deposit shall be repaid to Tenant within one hundred and twenty (120) days after the expiration of this Lease or the vacation of the Premises by Tenant, whichever is later, or as soon thereafter as possible.

b. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or assignee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. In the event of any permitted assignment of Tenant's interest in this Lease, the Security Deposit may, at Landlord's sole option, be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to any prior Tenant with respect to the return of the Security Deposit.

6. USE.

a. Tenant shall use and occupy the Premises only for general office use, and for no other purposes. Tenant shall not use the Premises or allow the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulation, and requirements of federal, state, county, and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises, or the conduct of Tenant's business therein, including without limitation the Americans with Disabilities Act and all applicable zoning, recycling and environmental laws and regulations. Tenant hereby agrees to indemnify and hold harmless Landlord and its agents, officers, directors and employees from and against any cost, damage, claim, liability and expense (including attorneys' fees) arising out of claims or suits brought by third parties against Landlord, its agents, officers, directors and employees alleging or relating to the failure of the Premises to comply with the terms of the Americans with Disabilities Act or any other law or regulation applicable to the Premises and/or its occupancy by Tenant and Tenant’s business in the Premises. Tenant shall not use or permit the Premises or any part thereof to be used in any manner that constitutes waste, nuisance or unreasonable disturbances to other tenants of the Building or for any disorderly, unlawful or hazardous purpose and will not store or maintain therein any hazardous, toxic or highly combustible items other than usual and customary office supplies intended for Tenant's use and in such event, only in such amounts as permitted by applicable law. Tenant covenants not to change Tenant's use of the Premises without the prior written approval of Landlord.

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b. Tenant shall not put the Premises to any use, the effect of which use is reasonably likely to cause cancellation of any insurance covering the Premises or the Building, or an increase in the premium rates for such insurance. In the event that Tenant performs or commits any act, the effect of which is to raise the premium rates for such insurance, Tenant shall pay Landlord the amount of the additional premium, as Additional Rent payable by Tenant upon demand therefor by Landlord. The Premises shall not be used for any illegal purpose or in violation of any regulation of any governmental body or the regulations or directives of Landlord's insurance carriers, or in any manner to interfere with the quiet enjoyment of any other tenant of the Building. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of Additional Rent in compensation for excess consumption of water and/or electricity, excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery. In the event that Tenant wishes to install a coffee maker or other similar device in the Premises which shall be connected to the Building's main water line, then in such event Tenant shall install copper (rather than plastic) lines between all such appliances and the Building's main water line. All voice, data, video, audio, and other low-voltage control transport system cabling and/or cable bundles installed in the Building shall be (a) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (b) labeled every 3 meters with the Tenant’s name and origination and destination points; (c) installed in accordance with all EIA/TIA standards and the National Electric Code; (d) installed and routed in accordance with a routing plan showing "as built" or "as installed" configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing if applicable, and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request.

c. Tenant agrees to maintain the Premises, and the Tenant Improvements therein, in good order, repair and condition during the Term at Tenant's sole cost and expense, and it will, at the expiration or other termination of the Term, surrender and deliver the Premises and all keys, locks and other fixtures connected therewith (except only Tenant's personal property) in good order, repair and condition, as the same shall be at the Commencement Date, except as repaired, rebuilt, restored, altered or added to pursuant to this Lease, and except for (i) injury or damage caused by Landlord’s negligence or willful misconduct, subject to the provisions of Section 12.d, below; or (ii) ordinary wear and tear. Landlord shall have no obligation to Tenant to make any repairs in or to the Premises or the Tenant Improvements, except as otherwise provided in Section 12, below. Any and all damage or injury to the Premises (including, but not limited to, the Tenant Improvements), the Building or the Land caused by Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of Tenant shall be promptly reported to Landlord and repaired by Tenant at Tenant's sole cost; provided, however, that Landlord shall have the option of repairing any such damage, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in respect thereof as Additional Rent within fifteen (15) days after Tenant receives Landlord's notice of such costs.

d. Tenant shall not place a load upon the floor of the Premises exceeding the designated floor load capacity of the Building (e.g., 100 pounds per square foot: 80 pounds per square foot, live load, and 20 pounds per square foot, dead load) without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes.

7. ASSIGNMENT AND SUBLETTING.

a. Tenant shall not, without the prior written consent of Landlord (which consent may be granted or withheld by Landlord in its sole discretion except as expressly set forth below) in each instance: (i) assign or otherwise transfer this Lease or any of its rights hereunder, (ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agent and invitees, or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Landlord's consent to a proposed sublease shall not be unreasonably withheld, conditioned or delayed, provided Landlord determines that the proposed subtenant (A) is of a type and quality consistent with the first-class nature of the Building, (B) has the financial capacity and credit worthiness to undertake and perform the obligations of this Lease or the sublease, (C) is not a party by whom any suit or action could be defended on the ground of sovereign immunity and (D) will not impose any additional material burden upon Landlord in the operation of the Building (to an extent greater than the burden to which Landlord would have been had Tenant continued to use such part of the Premises). In addition, the following conditions must be satisfied at the time Tenant requests Landlord's consent to an assignment or sublease:

(i) no Event of Default exists and no event has occurred which, with notice and/or the passage of time, would constitute an Event of Default if not cured within the time, including any applicable grace period, specified herein;

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(ii) Landlord receives at least thirty (30) days' prior written notice of Tenant's intention to assign this Lease or sublet any portion of the Premises;

(iii) the proposed use of the Premises is identical to that permitted under the terms of this Lease and will not violate any other agreement affecting the Premises or the Building;

(iv) Tenant submits to Landlord at least thirty (30) days prior to the proposed date of subletting or assignment whatever information Landlord reasonably requests in order to permit Landlord to make a judgment on the proposed subletting or assignment, including without limitation the name, business experience, financial history, net worth and business references of the proposed assignee or subtenant (and each of its principals), an in-depth description of the transaction, and the consideration delivered to Tenant for the assignment or sublease;

(v) the proposed assignee or subtenant is not a tenant of the Building or a prospective tenant who, within the six (6) months prior to Tenant's request, has talked to Landlord or its brokers or agents about the possibility of leasing space in the Building;

(vi) Tenant has not requested approval of a sublease within the prior twelve (12) months; and

(vii) Tenant has not previously sublet more than twenty percent (20%) of the rentable square feet of the Premises.

All proposed subleases and assignments shall be on Landlord's approved form of sublease or assignment, whichever is applicable; or shall be in form and substance reasonably satisfactory to Landlord and shall contain, inter alia, the following provisions: (x) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (y) any such sublease or assignment shall specify that this Lease or sublease shall not be further assigned nor the Premises further sublet and shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance. Tenant shall not specify the rental rate(s) offered by Tenant in connection with any proposed assignment or sublease of the Premises in any newspaper, flyer, mailing, periodical or other writing employed by Tenant to advertise such proposed assignment or sublease.

b. In the event that Tenant assigns or sublets all or any portion of the Premises, Tenant shall pay to Landlord as Additional Rent the difference between (i) all sums paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease (less all reasonable costs of such subletting or assignment, including brokerage commissions and tenant improvement costs, but excluding legal fees, and, in the case of a sublease, such costs shall be amortized over the term of such sublease), and (ii) the Annual Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Premises assigned or sublet.

c. For purposes of this Section, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of more than twenty-five percent (25%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant's assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section.

d. Any assignment or subletting not in conformance with the terms of this Lease shall be void ab initio and Landlord shall have the right to terminate this Lease or to require that the Premises be surrendered to Landlord for the balance of the Term (in the case of an assignment) or for the term of the proposed sublease (in the case of a sublease).

e. Upon receipt of the notice referred to in Section 7a(ii), above, Landlord may, at its option, in lieu of approving or rejecting the proposed assignment or subletting, exercise all or any of the following rights by written notice to Tenant of its intent to do so within fifteen (15) business days of receipt of Tenant's notice:

(i) with respect to a proposed assignment of this Lease, the right to terminate this Lease on the effective date of proposed assignment as if it were the Lease Expiration Date;

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(ii) with respect to a proposed sublease of the entire Premises, the right to terminate this Lease on the effective date of the sublease as if it were the Lease Expiration Date;

(iii) with respect to a proposed sublease of the Maximum Sublease Amount (hereinafter defined) or more, the right to terminate this Lease as to the portion of the Premises affected by such sublease on the effective date of the sublease, as if it were the Lease Expiration Date, in which case Tenant shall execute and deliver to Landlord an appropriate modification of this Lease, in form satisfactory to Landlord in all respects within ten (10) days of Landlord's notice of partial termination, which modification of this Lease shall provide that the number of rentable square feet of the Premises shall be decreased by, and the Monthly Base Rent and Additional Rent payable by Tenant hereunder shall be adjusted in proportion to, the number of rentable square feet of the Premises affected by such termination, as determined by Landlord; or

(iv) with respect to a proposed sublease for less than the balance of the Maximum Sublease Amount, the right to sublet the portion of the Premises from Tenant upon the same terms and conditions (including Annual Base Rent and Additional Rent) set forth in this Lease for the term of the proposed sublease.

As used herein, the term “Maximum Sublease Amount” means the portion of the Premises which, when added to all other portions of the Premises then being subleased by Tenant, result in Tenant’s then subleasing more than twenty percent (20%) of the rentable square footage of the Premises.

f. If Landlord exercises any of its options under Section 7e, above, Landlord may then lease (or sublease) the Premises or any portion thereof to Tenant's proposed assignee or subtenant, as the case may be, without any liability whatsoever to Tenant.

g. Upon any assignment of this Lease or sublease of all or a portion of the Premises (excluding an assignment or sublease to an Affiliate (hereinafter defined) of Tenant), any and all option rights, rights of first refusal, rights of first negotiation, and expansion rights shall terminate, it being understood that any and all such rights are personal to Tenant and its affiliates (and not to any assignee or subtenant) and are not appurtenant to the Premises or this Lease. Further, Tenant shall not have the right to exercise any such rights unless Tenant and/or any of its Affiliates (and not any assignee or subtenant of Tenant) shall be in occupancy of all of the Premises at the time of the exercise of any such right. Tenant shall pay to Landlord an administrative fee in the amount of Five Hundred Dollars ($500.00) and shall reimburse Landlord for its reasonable attorneys' fees and other third party expenses incurred in reviewing any requested consent whether or not such consent is granted. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

h. Notwithstanding any such consent, Tenant named herein will remain jointly and severally liable for the performance of all covenants and obligations contained in this Lease with each approved assignee or subtenant or occupant, who shall automatically become liable for the obligations of Tenant hereunder. Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant named herein and/or against any assignee or sublessee without proceeding in any way against any other person. Collection or acceptance of Rent or Additional Rent from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant named herein from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve Tenant named herein from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.

8. IMPROVEMENTS AND FIXTURES.

a. Tenant shall neither make nor allow any alterations, decorations, replacements, changes additions or improvements (collectively referred to as "Alterations") to the Premises or any part thereof that will or may affect the mechanical, electrical, plumbing, HVAC or other systems or, the exterior or structure of the Building, without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. Tenant shall not make or allow any other kind of Alterations to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All of such Alterations, structural or otherwise, must conform to all rules and regulations established from time to time by the Underwriters' Association of the State of New Jersey, must be performed in a good and workmanlike manner, must comply with all applicable building codes, laws and regulations (including without limitation the ADA), shall not require any changes to or modifications of any of the Building's mechanical, electrical, plumbing or other systems and shall otherwise be constructed in strict accordance with the terms and conditions of this Section 8. Prior to undertaking any Alterations in the Premises, Tenant shall furnish to Landlord duplicate original policies or certificates thereof of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration), builder's all-risk insurance, and commercial general liability insurance (including property damage coverage) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents, and any mortgagee as additional insureds. b. It is understood and agreed by Landlord and Tenant that any Alterations undertaken in the Premises shall be constructed at Tenant's sole expense. The costs of Alterations shall include without limitation the cost of all architectural work, engineering studies, materials, supplies, plans, permits and insurance. If requested by Landlord, Tenant shall provide to Landlord satisfactory evidence of Tenant's ability to pay for such Alterations (including, but not limited to, a payment or performance bond). No consent by Landlord to any Alterations shall be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialman's liens which may be filed in respect to such Alterations made by or on behalf of Tenant. If Landlord gives its consent as specified in Section 8a above, Landlord may impose as a condition to such consent such reasonable requirements as Landlord may deem necessary or desirable, including without limitation the right to approve the plans and specifications for any work, supervision of the work by Landlord or its agents or by Landlord's architect or contractor and the payment to Landlord or its agents, architect or contractor of a reasonable construction supervision fee in connection therewith, the right to require security for the full payment of any work and the right to impose requirements as to the manner in which or the time or times at which work may be performed. Landlord shall also have the right to approve the contractor or contractors who shall perform any Alterations, repairs in, to or about the Premises and to post notices of non-responsibility and similar notices, as appropriate. In addition, immediately after completion of any Alterations, Tenant shall assign to Landlord any and all warranties applicable to such Alterations, to the extent such warranties are assignable by Tenant, and shall provide Landlord with as-built plans of the Premises depicting such Alterations. c. Tenant shall keep the Premises free from any liens arising out of any work performed on, or materials furnished to, the Premises, or arising from any other obligation incurred by Tenant. If any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant within ten (10) business days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the installment of rent next becoming due; it being expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Tenant shall indemnify and hold harmless Landlord, the Premises and the Building from and against any and all expenses, liens, claims, actions or damages to person or property in connection with any such lien or the performance of such work or the furnishing of such materials. Tenant shall be obligated to, and Landlord reserves the right to, post and maintain on the Premises at any time such notices as shall in the reasonable judgment of Landlord be necessary to protect Landlord against liability for all such liens or actions.

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d. Any Alterations of any kind to the Premises or any part thereof, except Tenant's furniture and moveable trade fixtures, shall at once become part of the realty and belong to Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof; provided, however, that Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any Removal Alterations (hereinafter defined) and to repair any damage to the Premises caused by such removal, all at Tenant's sole expense. As used herein, the term “Removal Alterations” shall mean any Alterations (i) which Landlord, in response to a Removal Inquiry (hereinafter defined) by Tenant, indicated to Tenant must be removed by Tenant at the end of the Term; and (ii) with respect to which Tenant did not make inquiry of Landlord, at the time Tenant sought Landlord’s approval of such Alteration (in accordance with the provisions of Section 8.a, above). As used herein, the term “Removal Inquiry” shall mean an inquiry by Tenant, made to Landlord contemporaneously with Tenant’s request for approval of an Alteration, as to whether or not such Alteration need be removed by Tenant at the end of the Term. Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs any damage to the Premises or the Building caused by such removal.

9. UTILITIES AND SERVICES.

a. Landlord shall furnish the following utilities and services to the Premises: water; lavatory supplies; snow and ice removal from the common areas outside the Building; washing of exterior windows at least once a year; heat and air-conditioning during the appropriate seasons of the year as reasonably required to provide a reasonably comfortable work environment; elevator service; mail delivery from a post office box maintained by Landlord in Princeton, New Jersey; and cleaning service (which work will be performed after Normal Business Hours (hereinafter defined) on Monday through Friday only, excluding Holidays). Heating and air-conditioning shall be provided to the Premises only during Normal Business Hours (hereinafter defined). As used herein, the term "Normal Business Hours" means Monday through Friday 8:00 a.m. to 6:00 p.m., exclusive of Holidays (hereinafter defined). As used herein, the term "Holidays" means federal legal public holidays. At times other than Normal Business Hours, central air conditioning and heating shall be provided to Tenant upon at least twenty-four (24) hours' prior notice from Tenant, and upon payment by Tenant of an initial hourly charge of Seventy-Five and No/100 Dollars ($75.00) for each hour (or a portion thereof) of after-hours usage, such rate being subject to change at Landlord’s discretion. In addition, Landlord may impose a reasonable additional charge for any additional or unusual services required to be provided by Landlord to Tenant because of the carelessness of Tenant, the nature of Tenant's business or the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Tenant's normal cleaning of the Premises. In the event that Landlord must temporarily suspend or curtail services because of accident and repair, Landlord shall have no liability to Tenant for such suspension or curtailment or due to any restrictions on use arising therefrom or relating thereto, and Landlord shall proceed diligently to restore such service. No interruption or malfunction of any such services shall constitute an actual or constructive eviction or disturbance of Tenant's use and possession of the Premises or of the Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rent) or grant Tenant any right of setoff or claim against Landlord or constitute a constructive or other eviction of Tenant. In the event of any such interruption, Landlord shall use reasonable diligence to restore such services.

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b. All Building standard light bulbs, tubes ballasts and starters in the Premises shall be replaced by Landlord at Tenant’s expense. Tenant shall purchase at its sole cost all non-Building standard lamps, bulbs, tubes, ballasts and starters used in the Premises.

c. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including without limitation electric data processing machines, punch card machines and machines using current in excess of 110 volts in excess of .60 kilowatt hours per square foot of usable area in the Premises per month, as determined by Landlord) which will in any way increase the amount of the electricity or water which would otherwise be furnished or supplied for the intended use of the Premises under this Section 9; and Tenant will not connect to electric current any apparatus or device for the purpose of using electric current or water, except through existing electrical outlets in the Premises or water pipes. If Tenant shall require water or electricity in excess of that which would otherwise be furnished or supplied for the intended use of the Premises, Tenant shall first secure the written consent of Landlord for the use thereof, which consent Landlord shall not unreasonably withhold; provided that Landlord may condition its consent upon the requirement that a water meter or electric current meter be installed in the Premises, so as to measure the amount of water and electric current consumed for any such excess use. The cost of such meters and installation, maintenance and repair thereof, the cost of any such excess utility use as shown by said meter, the cost of any new or additional utility installations, including without limitation wiring and plumbing, resulting from such excess utility use, and the cost of any additional expenses incurred in keeping count of such excess utility use shall be paid by Tenant promptly upon demand by Landlord or, if Tenant is billed separately therefor, promptly upon receipt of a bill for same. Whenever heat generating machines or equipment is used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

d. Tenant shall not install equipment of any kind or nature whatsoever nor engage in any practice or use which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, electrical system, floor load capacities, or other mechanical or structural system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent may be conditioned upon, but not limited to, Tenant first securing at its expense additional Building capacity for said service. Tenant shall have the right to install and operate in the Premises computers and other electrically-operated office equipment normally used in modern offices; provided, however, Tenant shall be responsible for paying for any excess utility consumption arising from any such change, replacement, use or addition, such payments to be based on Landlord's reasonable estimate or, at Landlord's option, a submeter or similar device to measure such usage (said device to be installed at Tenant's expense). Additionally, in the event that Landlord reasonably determines that Tenant's electrical consumption exceeds standard office use, Tenant shall pay the amount of such excess electrical consumption, as reasonably determined by Landlord, within thirty (30) days after demand therefor. Machines, equipment and materials belonging to Tenant which cause vibration, noise, cold, heat, fumes or odors that may be transmitted outside of the Premises to such a degree as to be objectionable to Landlord in Landlord's sole opinion or to any other tenant in the Building shall be treated by Tenant at its sole expense so as to eliminate such objectionable condition, and shall not be allowed to operate until such time as the objectionable condition is remedied to Landlord's satisfaction.

e. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (i) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (ii) to require Tenant to arrange for waste product collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and (iii) to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations. Notwithstanding the foregoing, if Tenant is unable to comply with Landlord's standard procedures regarding the internal collection, sorting, separation and recycling of waste products, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, and Tenant shall pay Landlord all additional costs incurred by Landlord with respect thereto.

f. Landlord shall maintain and make all necessary repairs and replacements to the structural elements of the Building and the common areas of the Land and the Building, including without limitation parking areas, driveways, grounds and landscaping, as well as the Building’s foundation, structure, exterior walls, exterior windows, exterior doors, roof, ceilings, gutters, downspouts, plumbing, electrical, HVAC system and other base Building systems, machinery and equipment. Throughout the Term of this Lease, Landlord shall be responsible for causing the common areas of the Building to be in compliance with all applicable laws, codes, rules and regulations, including without limitation the Americans with Disabilities Act of 1990; provided that the costs of effecting such compliance shall be included in Operating Expenses.

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10. RIGHTS OF LANDLORD.

a. Landlord reserves the following rights:

(i) to change the name or street address of the Building without notice or liability to Tenant;

(ii) to approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises;

(iii) to have pass keys and/or access cards to the Premises;

(iv) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; and

(v) to enter the Premises at any reasonable time for inspection upon reasonable prior notice to Tenant (which notice may be oral), or at any time without prior notice in the event of any emergency, to supply any service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers or tenants; to post notices of non-responsibility; to affix and display "For Rent" signs and to make repairs, alterations, additions or improvements to the Premises or the Building; and

(vi) to approve the décor, location, number, size and color of all signs located on the exterior of the Building.

b. Without limiting the generality of the provisions of Section 10a, above, at any time during the Term of this Lease, Landlord shall have the right to remove, alter, improve, renovate or rebuild the common areas of the Building (including but not limited to the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises, other tenants' premises and/or the common areas of the Building (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, heating, air conditioning and ventilating systems, at any time during the Term of this Lease. In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 10, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators or other Building facilities or temporarily to cease the operations of any such facilities or to take portions of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant; provided however that Landlord agrees to use all reasonable efforts not to interfere with or interrupt Tenant's business operation in the Premises and all trade fixtures and other equipment owned by Tenant and located in the Premises. Landlord shall have the right to install, use and maintain pipes and conduits in and through the Premises including without limitation telephone installations, provided that they do not materially adversely affect Tenant's access to or use of the Premises.

c. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from its exercise of any rights under this Section 10, all claims against Landlord for any and all such liability being hereby expressly released by Tenant. Landlord shall not be liable for damages to Tenant's property, business or person to Tenant by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant. The rent reserved herein shall not abate while Landlord's rights under this Section 10 are exercised, and Tenant shall not be entitled to any set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant.

d. Landlord shall have the right to use any and all means which Landlord may deem proper to open all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, in any emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

e. Landlord shall have the right at any time to move Tenant to any other leasable space in the Building provided that Landlord shall pay the cost of moving Tenant's furniture and equipment to the new space. The new space shall include tenant improvements that are substantially equivalent to the tenant improvements contained in the Premises, and the cost of any required tenant improvements shall be paid by Landlord. If Landlord elects to relocate Tenant, Landlord shall give Tenant not less than sixty (60) days prior written notice of its election. If Tenant is relocated, Landlord shall deliver substitute space to Tenant not more than one hundred eighty (180) days after Tenant approves plans for the construction of required tenant improvements at the new space, if any. Tenant shall not unreasonably withhold or delay its approval of any plans for the construction of tenant improvements. Landlord shall give Tenant thirty (30) days' advance notice of the estimated move in date. Prior to the date that Tenant is moved to the new space, Tenant shall remain in the Premises and shall continue to perform all of its obligations under this Lease. After Tenant moves into the new space, this Lease shall remain in full force and effect and be deemed applicable to such new space, except as to Base Rent, Tenant's Pro Rata Share of Operating Expense increases, the Electricity Charge, Tenant’s Pro Rata Share of Real Property Tax increases and the number of parking spaces Tenant shall be entitled to use, all of which shall be adjusted based on the relationship between the number of rentable square feet in the original Premises and the number of rentable square feet in the substituted space. Landlord and Tenant shall amend this Lease to provide for the relocation of the Premises.

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11. LIABILITY.

a. Landlord and its agents, officers, directors and employees assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Premises and shall have no liability for any claim of loss of business or interruption of operations (or any claim related thereto). Landlord and its agents, officers, directors and employees shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which is caused by the conduct and operation of Tenant’s business or by virtue of equipment or property of Tenant in said Premises. Tenant agrees to hold Landlord and its agents, officers, directors and employees harmless against all such claims. Except for injury or death to persons or injury to property caused by Landlord’s negligence or willful misconduct, Landlord and its agents, officer, directors and employees shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from the necessity of managing the Premises or the Building, repairing any portion of the Premises or the Building, the interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord and its agents, officers, directors and employees, Tenant, or any other person or persons whatsoever) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Premises or the Building, or from any other cause whatsoever, unless occasioned by the negligence or willful misconduct of Landlord. In no event shall Landlord be liable for punitive or consequential damages, nor shall Landlord be liable with respect to utilities furnished to the Premises or the lack of any utilities. Any goods, property or personal effects, stored or placed by Tenant in or about the Premises or the Building, shall be at the risk of Tenant, and Landlord and its agents, officers, directors and employees shall not in any manner be held responsible therefor. The agents and employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such agent or employee receives any such package or articles, such agent or employee shall be the agent of Tenant for such purposes and not of Landlord.

b. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from (i) Tenant's use and occupancy of the Premises or in any other manner which relates to the business of Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency; (ii) the negligence or willful misconduct of Tenant, its officers, directors, employees and agents; (iii) any default, breach or violation of this Lease by Tenant; or (iv) injury or death to individuals or damage to property sustained in or about the Premises.

12. INSURANCE.

a. Tenant shall maintain at all times during the Term hereof and at its sole cost and expense, broad-form commercial general liability insurance for bodily injury and property damage naming Landlord as an additional insured, in such amounts as are adequate to protect Landlord and Landlord's managing agents against liability for injury to or death of any person in connection with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Three Million Dollars ($3,000,000) combined single limit aggregate for bodily injury or death or damage to property. If, in the opinion of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at any time during the Term is not adequate, Tenant shall increase the insurance coverage as required by Landlord's insurance broker. In no event shall the limits of such policy be considered as limiting the liability of Tenant under this Lease.

b. Tenant shall at all times during the Term hereof maintain in effect policies of insurance covering the Tenant Improvements (including any Alterations, additions or improvements as may be made by Tenant after the Commencement Date), plate glass, trade fixtures, merchandise and all other personal property from time to time in or on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost, providing protection against all risks covered by standard form of "Fire and Extended Coverage Insurance", together with insurance against vandalism and malicious mischief. Tenant shall also maintain at its sole cost and expense workman's compensation insurance in the maximum amount required by law.

c. All insurance required to be carried by Tenant shall be issued by responsible insurance companies, qualified to do business in the State of New Jersey and reasonably acceptable to Landlord. Each policy shall name Landlord, Landlord's mortgagee and the property management company retained by Landlord at the Building, as additional insureds, and shall contain a provision that the same may not be cancelled or reduced without providing Landlord not less than thirty (30) days' prior written notice. Certificates of insurance (ACORD 27 only) evidencing the existence and amounts of said insurance shall be delivered to Landlord no later than five (5) days prior to the Commencement Date, and renewals thereof shall be delivered to Landlord at least ten (10) days prior to the expiration of any such policy. If Tenant fails to adhere to the requirements of this Section 12, Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be deemed Additional Rent hereunder and shall be payable by Tenant upon demand. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease. Any policy may be carried under so-called “blanket coverage” form of policies. Each party shall obtain and furnish to the other a waiver by its insurance carriers of any right of subrogation against such other party.

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d. Landlord shall maintain at all times during the Term hereof broad-form commercial general liability insurance for bodily injury and property damage occurring in or about the Building. Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000.00) combined single limit aggregate for bodily injury or death or damage to property. In addition, Landlord shall keep the Building insured against fire, windstorm, and other casualty, under an all risk policy of casualty insurance written in standard form, in an amount not less than eighty percent (80%) of the full replacement value of the Building. The cost of all such insurance shall be included in Operating Expenses. All insurance required to be carried by Landlord shall be issued by insurance companies qualified to do business in the State of New Jersey.

e. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "Special Form" or similar policies, maintained by such party or required to be maintained by such party under this Lease, but only to the extent that such loss or damage is recovered under said insurance policies (if such policy or policies have been obtained) or would have been recovered if such party had obtained the required insurance coverage hereunder, and excluding any deductibles relating to such loss or damage. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

13. FIRE OR CASUALTY.

a. If the Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt notice thereof to Landlord. If, in the judgment of Landlord's architect, restoration of the Premises is possible within a period of six (6) months from the date of the damage, and provided such damage was not caused by Tenant, its agents, servants or invitees, Landlord shall restore the Premises to the extent of the Tenant Improvements set forth in the Work Agreement, provided adequate insurance proceeds are available and Tenant shall make all of its insurance proceeds available to Landlord in accordance with Tenant's insurance obligations set forth in Section 12, above (subject to any prior rights of any mortgagee in and to such proceeds). In addition, Tenant shall repair and restore, at Tenant's sole expense, all Alterations made by Tenant in the Premises and all trade fixtures and other equipment and property owned by Tenant and located in the Premises. If the Premises are unusable, in whole or in part, during such restoration, the Monthly Base Rent and Additional Rent hereunder shall be abated to the extent and for the period that the Premises are unusable; provided, however, that if such damage or destruction shall result from the negligence or willful misconduct of Tenant, its agents, servants or invitees, Tenant shall not be entitled to any abatement of Monthly Base Rent or Additional Rent.

b. If restoration is not possible in the sole judgment of Landlord's architect (the “Landlord’s Architect”) within the aforesaid six (6) month period, the Landlord’s Architect shall so notify Landlord and Tenant in writing (the “Architect’s Notice”), and Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof to the other party within ten (10) days after receipt of the Architect’s Notice, in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the Monthly Base Rent and Additional Rent will be apportioned as of the date of such damage or destruction. If neither party exercises its right of termination, the Premises shall be restored as provided above.

c. In case the Building generally is so severely damaged by fire or other casualty (although the Premises may not be affected) that Landlord shall decide in its sole discretion not to rebuild or reconstruct the Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord in a notice given no later than sixty (60) days after the date of such casualty.

14. EMINENT DOMAIN. If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, Tenant shall make no claim for compensation in such proceedings and shall have no right to participate in any condemnation proceedings under any statutes, laws or ordinances of the State of New Jersey. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord. In the event of such taking, rent for the portion of the Premises taken shall be paid to the date of vesting of title in the condemning authority. If more than twenty-five percent (25%) of the Premises is taken or condemned, and as a result of which Tenant’s ability to conduct its business operations at the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease, by written notice to Landlord within ten (10) days after the date title vests in the condemning authority, which termination shall be effective as of the later to occur of: (i) the date title vests in the condemning authority; or (ii) the date on which Tenant vacates the Premises.

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15. SUBORDINATION AND ESTOPPEL CERTIFICATES.

a. This Lease shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed affecting the Building or any part thereof or the Land, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or any part thereof or the Land, or on or against Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Upon request of Landlord, Tenant will execute any further written instrument necessary to subordinate its rights hereunder to any such underlying leases or liens. If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate mortgagee, without the written consent of the first mortgagee.

b. In the event of (i) a transfer of Landlord's interest in the Building, (ii) the termination of any ground or underlying lease of the Building or the Land, or both, or (iii) the purchase or other acquisition of the Building or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or deed of trust, or pursuant to a power of sale contained in any mortgage or deed of trust, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest, execute any further written instrument to attorn to and recognize the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance of the Term, and thereafter this Lease shall continue as a direct lease between such person or entity, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord before such lease termination or before such person's succession to title, nor be subject to any offset, defense or counterclaim accruing before such lease termination or before such person's succession to title, nor be bound by any payment of Monthly Base Rent or Additional Rent before such lease termination or before such person's succession to title for more than one month in advance.

c. Tenant agrees, at any time, and from time to time, within ten (10) business days after notice from Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the Term of the Lease has commenced and the full rental is now accruing hereunder; (iii) Tenant has accepted possession of the Premises and is presently occupying the same; (iv) all improvements required by the terms of the Lease to be made by Landlord have been completed and all tenant improvement allowances have been paid in full; (v) there are no offsets, counterclaims, abatements or defenses against or with respect to the payment of any rent or other charges due under the Lease; (vi) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (vii) to the best of the knowledge of the Tenant, Landlord is not in default in the performance of any covenant, agreement, provision or condition contained in the Lease or, if so, specifying each such default of which Tenant may have knowledge; (viii) the address for notices to be sent to Tenant; (ix) the only security deposit tendered by Tenant is as set forth in the Lease, and such security deposit has been paid to Landlord; and (x) any other information requested by Landlord or any mortgagee or ground lessor of the Building and/or the Land, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, any prospective assignee of any mortgage thereof, any ground lessor or prospective ground lessor of the Land and/or the Building, or any prospective assignee of any such ground lease. Tenant also agrees to execute and deliver from time to time such estoppel certificates as an institutional lender may require with respect to this Lease.

16. DEFAULT AND REMEDIES.

a. If Tenant shall (i) fail to pay any installment of Monthly Base Rent, although no legal or formal demand has been made therefor, within five (5) calendar days after the due date therefor, or (ii) fail to make any payment of Additional Rent or any other payment required by the terms and provisions hereof, within five (5) days after notice or demand therefor; or (iii) convey, assign, mortgage or sublet this Lease, the Premises or any part thereof, or Tenant's interest therein, or attempt any of the foregoing, without the prior written consent of Landlord; or (iv) abandon the Premises for a period of ten (10) consecutive calendar days; or (v) commit or suffer to exist an Event of Bankruptcy (hereinafter defined), or (vi) fail to maintain the insurance coverage required by Section 12, above, or (vii) violate or fail to perform any of the other terms, conditions, covenants, or agreements herein made by Tenant and fails to cure such default within fifteen (15) calendar days after notice, provided, however, that if the nature of Tenant's failure is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the fifteen (15) day period described above and thereafter diligently prosecutes such cure to completion within an additional fifteen (15) days; then there shall be deemed to have been committed an "Event of Default". Notwithstanding the foregoing cure periods, in the event that Tenant breaches its covenant set forth in Section 6a. hereof on more than two (2) occasions in any twelve (12) consecutive month period, or on more than three (3) occasions in any twenty-four (24) consecutive month period, then any subsequent breach of such covenant during the Term of this Lease shall be deemed to be an immediate Event of Default. Upon an Event of Default, at Landlord’s option, this Lease shall terminate, without prejudice however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the later of: (1) the date of termination of this Lease or (2) the date Landlord recovers possession of the Premises, and without release of Tenant from any indemnification obligations to Landlord under this Lease, which indemnification obligations arose or accrued prior to the later of: (a) the date of termination of this Lease or (b) the date Landlord recovers possession of the Premises. The foregoing is not intended to, and shall not, limit Landlord in the exercise of any other remedy for such immediate Event of Default.

b. In the event of any Event of Default by Tenant as defined in Section 16a, above, Landlord may at any time thereafter, without notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach do any of the following:

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(i) Landlord may terminate this Lease, by giving written notice of such termination to Tenant, whereupon this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Any other notice to quit or notice of Landlord's intention to re-enter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

(ii) With or without the termination of this Lease, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the State of New Jersey, or by such other proceedings, including re-entry and possession, as may be applicable. If this Lease is terminated or Landlord recovers possession of the Premises before the expiration of the Term by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the Lease Expiration Date without continuing to pay the full rent due and payable hereunder, Landlord shall have the option to take reasonable steps to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including without limitation deficiency in rent during any period of vacancy or otherwise; the costs of removing and storing the property of Tenant or of any other occupant; the amount of Monthly Base Rent abated pursuant to Section 4(a)(iii) hereof; all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including without limitation reasonable attorneys' fees and Late Charges as provided herein; and reasonable attorneys' fees, advertising, brokerage fees and expenses of placing the Premises in first class rentable condition. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

(iii) Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of termination of this Lease, the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term. If Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Tenant to Landlord during the remainder of this Lease until the date of expiration of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided in Section 16b(ii), above). In no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the rent herein reserved. Actions to collect amounts due from Tenant as provided in this Section 16b(iii) may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term. Upon termination of this Lease or repossession of the Premises following a default hereunder, Landlord shall have no obligation to relet or attempt to relet the Premises or any portion thereof or to collect rental after reletting; and in the event of reletting Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose on such terms and at such rentals as Landlord in its exclusive judgment may determine.

c. Notwithstanding the foregoing, if Landlord terminates this Lease pursuant to Section 18(b)(i), above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between (i) all Monthly Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it is earlier, the date to which Tenant shall have satisfied in full its obligations under Section 16(b)(ii), above) for what would be the then unexpired Term in the absence of such termination, and (ii) the fair market rental value of the Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), with such differential discounted at the rate of five percent (5%) per annum.

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Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Rent or any other amounts accrued prior to termination of this Lease.

d. Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default hereunder, Landlord, with or without terminating the Lease, may immediately reenter and take possession of the Premises and evict Tenant therefrom, without legal process of any kind, using such force as may be necessary, without being liable for or guilty of trespass, forcible entry or any other tort. Landlord's right to exercise such "self-help" remedy shall be in addition to, and not in limitation of, Landlord's other rights and remedies hereunder for a breach by Tenant of its obligations under the Lease.

e. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. In addition, Tenant hereby expressly waives any and all rights to bring any action whatsoever against any tenant taking possession after Tenant has been dispossessed or evicted hereunder, or to make any such tenant or party to any action brought by Tenant against Landlord.

f. Landlord and Tenant shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. In the event Landlord commences any summary proceeding for nonpayment of Rent or Additional Rent, or commences any other action or proceeding against Tenant in connection with this Lease, Tenant will interpose no counterclaim of whatever nature or description in any such proceeding, except for compulsory counterclaims.

g. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein.

h. If Tenant is a sovereign nation or claims the protection of any diplomatic or sovereign immunity then, for purposes of any action by Landlord against Tenant to enforce the terms and conditions of this Lease, Tenant hereby waives and relinquishes any and all rights to immunity under the Foreign Sovereign Immunities Act of 1976, 28 U.S.C. §§1602-1611 or otherwise, including, but not limited to, immunity from jurisdiction, from execution upon a judgment entered by any Court of the United States or of the State of New Jersey, and/or from attachment in aid of execution of any such judgment. In addition, in the event Tenant shall fail to pay all rents due under the terms of this Lease or shall be in substantial default of any other provision of this Lease and Landlord seeks repossession of the Premises, Tenant hereby waives and relinquishes all immunity under the Vienna Convention on Consular Relations, 21. U.S.T. 77, T.I.A.S. No. 6820, or otherwise, including but not limited to immunity from execution of a writ of restitution.

i. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord or upon rent due Landlord), but prior to any such action Tenant will give Landlord notice specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice in which to cure any such default; provided, however, that if such default cannot, by its nature, be cured within such period, Landlord shall not be deemed in default if Landlord shall within such period commence to cure such default and shall diligently prosecute the same to completion. Unless and until Landlord fails so to cure any default after notice, Tenant shall have no remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter; and no default or alleged default by Landlord shall relieve or delay performance by Tenant of its obligations to continue to pay Monthly Base Rent and Additional Rent hereunder as and when the same shall be due.

17. BANKRUPTCY.

a. For purposes of this Lease, the following shall be deemed "Events of Bankruptcy": (i) if a receiver or custodian is appointed for any or all of Tenant's property or assets, or if there is instituted a foreclosure action on any of Tenant's property; or (ii) if Tenant files a voluntary petition under 11 U.S.C. Article 101 et seq., as amended (the "Bankruptcy Code"), or under the insolvency laws of any jurisdiction (the "Insolvency Laws"); or (iii) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing; or (iv) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors; or (v) if Tenant generally is not paying its debts as its debts become due.

b. Upon the occurrence of an Event of Bankruptcy, Landlord, at its option and sole discretion, may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder). If this Lease is terminated under this Section 17, Tenant shall immediately surrender and vacate the Premises, waives all statutory or other notice to quit, and agrees that Landlord shall have all rights and remedies against Tenant provided in Section 16, above, in case of an Event of Default by Tenant.

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c. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (the "Bankruptcy Case"), Landlord's right to terminate this Lease under this Section 19 shall be subject to the applicable rights (if any) of the debtor-in-possession or the debtor's trustee in bankruptcy (collectively, the "Trustee") to assume or assign this Lease as then provided for in the Bankruptcy Code, however, the Trustee must give to Landlord, and Landlord must receive, proper written notice of the Trustee's assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided pursuant to the Bankruptcy Code, it being agreed that sixty (60) days is a reasonable period of time for election of an assumption or rejection of this Lease) after the commencement of the Bankruptcy Case; it being agreed that failure of the Trustee to give notice of such assumption hereof within said period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any right of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord and any third party (including other tenants) for all monetary damages incurred as a result of such default, and (iii) provides to Landlord "adequate assurance of future performance." Landlord and Tenant (which term may include the debtor or any permitted assignee of debtor) hereby agree in advance that "adequate assurance of performance" as used in this paragraph, shall mean that all of the following minimum criteria must be met: (1) the source of Monthly Base Rent, Additional Rent, and other consideration due under this Lease, and the financial condition and operating performance of Tenant, and its guarantor, if any, shall be similar to the financial condition and operating performance of Tenant as of the Commencement Date; (2) Trustee or Tenant must pay to Landlord all Monthly Base Rent and Additional Rent payable by Tenant hereunder in advance, (3) Trustee or Tenant must agree (by writing delivered to Landlord) that the use of the Premises shall be used only for the Permitted Use as stated in this Lease, and that any assumption or assignment of this Lease is subject to all of the provisions thereof and will not violate or affect the rights or agreements of any other tenants or occupants in the Building or of Landlord (including any mortgage or other financing agreement for the Building), (4) Trustee or Tenant must pay to Landlord at the time the next Monthly Base Rent is due under this Lease, in addition to such installment of Monthly Base Rent, an amount equal to the installments of Monthly Base Rent and Additional Rent due under this Lease for the next six (6) months of this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of Monthly Base Rent and Additional Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant except to the extent the funds have been drawn and not replaced); and (5) Trustee or Tenant must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by clause (4), above. The criteria stated above are not intended to be exhaustive or all-inclusive and Landlord may determine that the circumstances of Tenant or of this Lease require other or further assurances of future performance. In the event Tenant is unable to: (w) cure its defaults, (x) reimburse Landlord for its monetary damages, (y) pay the Monthly Base Rent and Additional Rent due under this Lease on time, or (z) meet that criteria and obligations imposed by (1) through (5) above, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 17b, above.

18. PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such other required act on Tenant's part. All sums so paid by Landlord, and all necessary incidental costs, together with interest thereon at four percentage points (4%) over the Prime Rate then in effect, from the date of such payment by Landlord, shall be payable by Tenant to Landlord as Additional Rent hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord hereunder or at law) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Additional Rent. In addition, any Rent, including, without limitation, Annual Base Rent, Additional Rent, Tenant's Pass-Through Costs and/or Late Charges, which is not paid timely will accrue interest per annum at four percentage points (4%) over the Prime Rate from the date such payment is due until the date paid in full (including all accrued interest).

19. VOLUNTARY SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the sole option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the sole option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies; provided however, that if Landlord elects to treat such termination as an assignment of any such sublease, Landlord shall have no obligation or liability to the subtenant thereunder for any claim, damage or injury which accrued prior to the date of surrender or mutual cancellation hereunder.

20. ABANDONMENT OF PERSONAL PROPERTY. Upon the expiration of the Term or earlier termination of this Lease Tenant shall forthwith remove Tenant's goods and effects and those of any other persons claiming through or under Tenant, or subtenancies assigned to it, and quit and deliver the Premises to Landlord peaceably and quietly. Goods and effects not removed by Tenant after termination of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default) shall be considered abandoned. Landlord shall give Tenant notice of right to reclaim abandoned property pursuant to applicable local law and may thereafter dispose of the same as it deems expedient, including public or private sale and/or storage in a public warehouse or elsewhere at the sole cost and for the account of Tenant, and Tenant shall promptly upon demand reimburse Landlord for any expenses incurred by Landlord in connection therewith, including reasonable attorney's fees.

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21. HOLD-OVER. If Tenant shall not immediately surrender the Premises at the expiration of the Term then Tenant shall, by virtue of the provisions of this Section 21, become a tenant by the month. In such event Tenant shall be required to pay two hundred percent (200%) of the amount of the Monthly Base Rent then in effect and as subsequently escalated in accordance with the provisions hereof, together with all Additional Rent and the Electricity Charge in effect during the last month of the Term commencing said monthly tenancy with the first day next after the end of the Term; and said Tenant, as a month-to-month tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy, except as otherwise provided above with respect to the payment of Rent. Each party hereto shall give to the other at least thirty (30) days' written notice to quit the Premises, except in the event of non-payment of Rent provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the Term, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the Term, then at any time prior to the acceptance of the Rent by Landlord from Tenant, as a monthly tenant hereunder, Landlord, at its election or option, may reenter and take possession of the Premises forthwith, without process, or by any legal action or process in the State of New Jersey.

22. PARKING.

a. Tenant shall be provided, without charge during the initial Term of the Lease, the right to park, on an unreserved basis, twelve (12) automobiles (or in the aggregate 3.5 automobiles per 1,000 r.s.f. of the Premises then being leased by Tenant) belonging to Tenant's employees, agents and invitees in the area of the surface lot adjacent to the Building (the “Parking Lot”) which is designated for Tenant’s parking by Landlord. Nothing herein shall be deemed to be an obligation of Landlord to provide Tenant with an allocation in excess of the proportionate share of available parking attributable to the Premises in compliance with applicable zoning regulations.

b. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Parking Lot, and shall at all times abide by all rules and regulations promulgated by Landlord or the Parking Lot operator governing the use of the Parking Lot. It is understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked on the Parking Lot or to any personal property located therein, or for any injury sustained by any person in or about the Parking Lot, unless such damage is proximately caused by the negligence or willful misconduct of Landlord or its agents.

23. NOTICES. Any and all notices or demands required or permitted herein shall be in writing and served (i) personally, (ii) by certified mail, return receipt requested, or (iii) by guaranteed overnight courier, at the addresses provided in Section 1h, above. If served personally, service shall be conclusively deemed made at the time of such delivery. If served by certified mail, service shall be conclusively deemed made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, pursuant to this Section 23. If served by overnight courier, service shall be conclusively deemed made one (1) business day after deposit with such courier. Either party may specify a different address according to the terms of this Section 23.

24. OPTION TO EXTEND TERM.

a. Subject to the expansion or renewal rights of any tenant in the Building existing as of the Effective Date, Tenant shall have and is hereby granted the option to extend the Term hereof for one (1) additional period of three (3) years (the "Extension Period"), provided (i) Tenant gives written notice to Landlord (the “Extension Notice”) of Tenant's irrevocable election to exercise such extension option no earlier than twelve (12), and no later than six (6), months prior to the expiration of the last Lease Year of the Term; (ii) no Event of Default has occurred during the Term, and no event exists at the time of the exercise of such option or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period; and (iii) the Extension Notice shall be deemed Tenant’s irrevocable election to lease from Landlord, during the Extension Period, additional space adjacent to the Premises comprising approximately 5,925 rentable square feet of office space (the “Expansion Premises”) as shown on Exhibit A. During the Extension Period the term “Premises” shall mean the original Premises together with the Expansion Premises, and shall comprise approximately 9,759 rentable square feet of office space.

(i) All terms and conditions of this Lease, including without limitation all provisions governing the payment of Additional Rent and annual increases in the Annual Base Rent, shall remain in full force and effect during the Extension Period, except that (a) Tenant’s Pro Rata Share shall be increased to 4.16%, (b) the Electrical Charge shall be increased to One Thousand Four Hundred Twenty-Three and 19/100 Dollars ($1,423.19) per month, and (c) Annual Base Rent payable during the Extension Period shall be as follows:

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Extension Period Lease Year	Rental	Monthly	Annual
	Rate	Base Rent	Base Rent
1	$19.50	$15,858.38	$190,300.56
2	$20.00	$16,265.00	$195,180.00
3	$20.50	$16,671.63	$200,059.56

b. Should the Term of the Lease be extended hereunder, Tenant shall execute an amendment modifying this Lease within ten (10) business days after Landlord presents same to Tenant, which agreement shall set forth the Annual Base Rent and the Monthly Base Rent for the Extension Period. Should Tenant fail to execute the amendment (which accurately sets forth such information and which contains no material provisions inconsistent with the terms hereof) within ten (10) business days after presentation of same by Landlord, time being of the essence, Tenant's right to extend the Term of the Lease shall, at Landlord's sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

25. BROKERS. Landlord and Tenant recognize Cassidy Turley, as Landlord's agent, and Newmark Knight Frank, as Tenant's agent, as the sole brokers (the "Brokers") with respect to this Lease and Landlord agrees to be responsible for the payment of any leasing commissions owed to the aforesaid Brokers in accordance with the terms of separate commission agreements entered into between Landlord and each of said Brokers. Landlord and Tenant each represents and warrants to the other that no other broker has been employed in carrying on any negotiations relating to this Lease and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

26. LANDLORD'S LIEN. To secure the payment of all Rent and Additional Rent due and to become due hereunder and to assure the faithful performance of all of the other covenants of this Lease required to be performed by Tenant, Tenant hereby grants to Landlord an express contractual lien on and security interest in all property, chattels or merchandise which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property, chattels or merchandise. Tenant hereby waives all exemption laws. Such contractual lien and security interest are: granted in addition to Landlord's statutory and common law liens and shall be cumulative thereto; and may be foreclosed with or without court proceedings, by public or private sale, upon not fewer than three (3) days prior notice. Landlord shall have the right to become purchaser upon being the highest bidder at such sale. Upon request of Landlord, Tenant shall execute Uniform Commercial Code financing statements relating to the aforesaid security interest.

27. RULES AND REGULATIONS. Tenant shall at all times comply with the rules and regulations set forth in Exhibit D attached hereto and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord; Tenant shall be given five (5) days' written notice of any such additions and modifications. Each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.

28. QUIET ENJOYMENT. Landlord covenants that, if Tenant is not in default hereunder, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises without disturbance from Landlord, subject to the terms of this Lease and to the rights of the parties presently or hereinafter secured by any deed of trust or mortgage against the Building.

29. ENVIRONMENTAL CONCERNS.

a. Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.

b. Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws, by Tenant, its agents, employees, contractors or invitees. The provisions of this Section 29 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

c. As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

(i) those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

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(ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

(iii) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317); (E) flammable explosives; (F) radioactive materials; or (G) designated as a "hazardous chemical" or "hazardous substance" or similar term as defined in the New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq., the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq., and any rules or regulations promulgated thereunder.

d. All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority identified in Section 29(c), above, or issued or promulgated thereunder shall be referred to as the "Environmental Laws".

30. USA PATRIOT ACT AND ANTI-TERRORISM LAWS. a. Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act"). b. Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above. c. At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 30.

31. MISCELLANEOUS PROVISIONS.

a. Time is of the essence with respect to all of Tenant's obligations under this Lease.

b. The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any prior or subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such prior breach at the time of acceptance of such rent.

c. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorney's fees.

d. Except as expressly otherwise provided in this Lease, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and to their heirs, successors, representatives, executors, administrators, transferees and assigns. The term "Landlord," as used herein, shall mean only the owner of the Building and the Land or of a lease of the Building and the Land, at the time in question, so that in the event of any transfer or transfers of title to the Building and the Land, or of Landlord's interest in a lease of the Building and the Land, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing before such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

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e. At Landlord's request, Tenant will execute a memorandum of this Lease in recordable form setting forth such provisions hereof as Landlord deems desirable. Further, at Landlord's request, Tenant shall acknowledge before a notary public its execution of this Lease, so that this Lease shall be in form for recording. The cost of recording this Lease or memorandum thereof shall be borne by Tenant.

f. Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of Landlord in and to the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Building. No properties or assets of Landlord other than the estate and property of Landlord in and to the Building and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

g. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Land or the Premises except as herein expressly set forth.

h. Landlord and Tenant shall be excused from performing an obligation or undertaking provided for in this Lease so long as such performance is prevented or delayed, retarded or hindered by Act of God, force majeure, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain, requisition, laws orders of government, or of civil, military or naval authorities, inability to obtain, or a delay in obtaining, permits or governmental approvals, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord, including reasonable delays for adjustments of insurance (collectively, “Force Majeure”); provided, however, that no such event or cause shall relieve Tenant of its obligations hereunder to make full and timely payments of Rent as provided herein.

i. Landlord shall not be liable to Tenant for any damage caused by other tenants or persons in the Building or caused by operations of others in the construction of any private, public or quasi-public work.

j. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the sole effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for money damages or expenses incurred by Tenant by reason of Landlord having withheld its consent. Nothing contained in this paragraph shall be deemed to limit Landlord's right to give or withhold consent unless such limitation is expressly contained in the paragraph to which such consent pertains.

k. If any governmental entity or authority hereafter imposes a tax or assessment upon or against any of the rent or other charges payable by Tenant to Landlord hereunder (whether such tax takes the form of a lease tax, sales tax or other tax), Tenant shall be responsible for the timely payment thereof. Unless Landlord and Tenant otherwise agree in writing with respect to the payment thereof, Tenant shall pay the applicable tax to Landlord in monthly installments on the date upon which Tenant pays to Landlord the installments of Monthly Base Rent due under this Lease.

l. This Lease and the Exhibits hereto constitute the entire agreement between the parties, and supersedes any prior agreements or understandings between them. This Lease is not effective until executed and delivered by Landlord and Tenant and approved by any current mortgagee of the Building and/or the Land. The provisions of this Lease may not be modified in any way except by written agreement signed by both parties.

m. In the event that any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, financial institution or other entity providing the first mortgage financing for the Land and the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant's use of the Premises as herein permitted, (iii) do not increase the rentals and other sums required to be paid by Tenant hereunder, and (iv) do not materially adversely affect Tenant’s rights or privileges hereunder, or materially increase Tenant’s obligations hereunder, Landlord shall submit such required modifications to Tenant and Tenant shall enter into and execute a written amendment hereto incorporating such required modifications within thirty (30) days after the same have been submitted to Tenant by Landlord.

n. The submission of an unsigned copy of this Lease does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant and approval thereof by any current mortgagee of the Project Land and the Building and any other party having the right to approve this Lease.

o. Tenant, within fifteen (15) days after Landlord delivers to Tenant written request therefor, will provide Landlord with a copy of its most recent financial statements, consisting of a Balance Sheet, Earnings Statement, Statement of Changes in Financial Position, Statement of Changes in Owner's Equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a certified public accountant or sworn to as to their accuracy by Tenant's chief financial officer. The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders as required.

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p. This Lease shall be subject to and construed in accordance with the laws of the State of New Jersey.

q. Landlord shall install suite entry and building directory signage for Tenant. The suite entry signage shall be Building standard signage approved by Landlord. Tenant shall reimburse the cost of such signage to Landlord within thirty (30) days after receipt of Landlord’s invoice, which shall be accompanied by paid bills or other reasonable supporting documentation.

IN WITNESS WHEREOF, duly authorized representatives of Landlord and Tenant have executed this Lease Agreement under seal on the day and year first above written.

LANDLORD:
WITNESS:	JER/HERRING ORCHARD, LLC, a Delaware limited liability company

	By:	/s/ James P. Herring
Name: James P. Herring
Title: Member

TENANT:
ATTEST:	PRIMUS THERAPEUTICS, a Delaware corporation

/s/ Brian J. Geiger	By:	/s/ Dennis M. O’Donnell
Name: Brian J. Geiger		Name: Dennis M. O’Donnell
Title: Chief Financial Officer		Title: President & Chief Executive Officer

LIST OF EXHIBITS

EXHIBIT A:	Floor Plan of Premises
EXHIBIT B:	Intentionally Omitted
EXHIBIT C:	Declaration of Commencement Date
EXHIBIT D:	Rules and Regulations

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